Exhibit 99.1

MEDIA CONTACTS:	Pam Joy
207-642-7337
pjoy@fairpoint.com

Connie Gemmer
(207) 774-2458, x 102
connie@bartongingold.com

HIRING OF NEW FAIRPOINT SENIOR MANAGERS DEMONSTRATES COMMITMENT TO NORTHERN NEW ENGLAND

Key Personnel Chosen to Hire, Train Growing Work Force

PORTLAND, Maine (October 25, 2007)– Four telecommunications industry veterans have recently joined FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint”) as senior managers based in the Northeast. They will be responsible for hiring and training approximately 125 of the 675 employees that FairPoint recently announced it intends to hire in conjunction with the proposed merger between FairPoint and Verizon’s wireline operations in Maine, New Hampshire and Vermont.

FairPoint officials said the northern New England initiative will result in significant job creation and have a significant impact on the Vermont, New Hampshire and Maine economies.

Brian Lippold, who has an office in South Portland, is vice president of business and wholesale services for FairPoint. He will be supported by three assistant vice presidents – Jeffrey W. Allen, Michelle Hymson and Jeff McCarthy.

Lippold explained that among the primary duties of the three managers will be to identify and hire candidates for new positions that will be required following the completion of the proposed transaction.

“By filling these key senior management positions, FairPoint is taking yet another step forward in a process that is expected to result in the creation of hundreds of new, well-paying positions with benefits for the region,” said Walter E. Leach, Jr., FairPoint’s executive vice president. “In addition to providing high-quality communications services to the region, FairPoint will continue to invest in the region, provide additional economic opportunity and serve as a catalyst for continuing growth and development across northern New England.”

FairPoint expects to create approximately 145 positions in Vermont, with the majority located in Burlington.  The jobs will involve opportunities in technical services, business and wholesale sales, circuit provisioning, collections, order and billing management for wholesale services, regulatory, marketing, and IT desktop support.

In New Hampshire, FairPoint intends to create approximately 250 positions with about 190 located in Manchester, 50 located in Littleton and 10 others located throughout the state.  These positions will include opportunities in business and wholesale sales, accounting, marketing, technical services, engineering, risk management, and staff support.

FairPoint expects to create approximately 280 new positions in Maine including in the areas of business and wholesale sales, accounting, human resources, legal, risk management, technical services, billing analysis and bill production, supply chain and staff support, outbound telemarketing, accounts payable, payroll, billing support and field marketing. Company officials said about 125 jobs will be based in Portland, 125 will be located in Bangor and an additional 30 will be located in various locations.

Speaking of the assistant vice presidents, Lippold said “These individuals will be the leaders of three distinct functional areas for FairPoint and they will be instrumental in finding the key people we will need for these northern New England positions.”

Lippold came to FairPoint from Level 3 Communications, where he served as senior vice president of sales – state government, research and higher education. He has more than 20 years of telecommunications experience and throughout his career he has held positions including vice president – wholesale and federal government sales at Telcove, Inc., and vice president, network engineering and operations for Long Distance North/Rochester Tel in Burlington.

Allen joins FairPoint as assistant vice president of customer operations. He will also be based in South Portland, but will have an additional office in Burlington. He previously served as general manager for wireless operations for Datapath, Inc. in Duluth, Ga. His prior employment included serving as president, chief executive officer and chairman of Intellispace, Inc., a data communication firm that delivered high-speed information services to business customers in the greater New York City, Chicago, Boston, Philadelphia and London metropolitan areas.

Hymson has been named assistant vice president of wholesale services and will be building a team of account managers that will be located in FairPoint’s customers’ locations throughout the United States, including northern New England. She will have an office in South Portland. Before joining FairPoint, she served as a vice president responsible for state government solutions, research and higher education at Level 3 Communications. At Level 3 Communications, her responsibilities included establishing new sales channels and hiring director and management-level sales staff. Hymson was also previously employed by Telcove Inc., where she was director of the federal solutions group.

McCarthy will serve as assistant vice president of business services and will operate from FairPoint’s South Portland office. He has more than 20 years of experience in the northern New England telecommunications industry and previously served as sales director for state government solutions, research and higher education at Level 3 Communications. In that role, his duties included hiring, managing and developing a market support team to maintain and grow telecommunications revenues.  He also served as sales manager for the enterprise market at Level 3 Communications, as well as product manager for Atlantic Cellular (now Unicel) and account manager for Hyperion Communications.

The projections for new hiring are contingent upon regulatory approval in Vermont, New Hampshire and Maine, company officials said.

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

# # #